CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-274711 on Form S-6 of our report dated November 17, 2023, relating to the financial statement of FT 11090, comprising S&P Dividend Aristocrats Buy-Write Portfolio, Series 32, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 17, 2023